HomeStreet CEO Exercises Stock Options

SEATTLE - November 22, 2013 - HomeStreet, Inc. (NASDAQ:HMST) (“the Company”) announced today that President and CEO Mark K. Mason has exercised options for 200,000 shares of HMST common stock. The exercise represents 71% of Mr. Mason’s outstanding vested option shares.

“I am exercising options at this time to convert some of my optional ownership of shares to actual ownership,” said Mr. Mason. “Exercising these options allows me to establish a personal income tax basis for the shares and receive any future dividends. To fund this exercise and the related personal income tax obligation, I will be selling a portion of the shares acquired through this option exercise. I have discussed my decision to exercise options at this time with our senior management and have encouraged them to follow my example. As an additional benefit, these exercises will reduce the outstanding option overhang related to our common stock.”

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Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond HomeStreet’s control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.
We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives more generally is contained in our Annual Report for 2012 and in Form 10-Q for the period ended September 30, 2013. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.

About HomeStreet, Inc.
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, and the holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet Bank offers consumer and business banking, investment and insurance products and services in the Pacific Northwest, California and Hawaii. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

HomeStreet, Inc.
Terri Silver, VP, Investor Relations & Corporate Communications
206-389-6303
terri.silver@homestreet.com
http://ir.homestreet.com